Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ultramar Diamond Shamrock Corporation of our report dated February 23, 1996, except as it pertains to the last paragraph of Note 2, for which our report is dated September 27, 1996, which appears in Exhibit 13.3 of Diamond Shamrock, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1995.


/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP


San Antonio, Texas
December 27, 1996



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